NEWS for Immediate Release

Enodis Offer Update: Manitowoc Receives U.S. Antitrust clearance

MANITOWOC, Wis. – October 6, 2008 – The Manitowoc Company, Inc. (NYSE: MTW) and Enodis plc (L: ENO) are pleased to announce that the necessary antitrust clearance from the United States Department of Justice Antitrust Division (“DOJ”) in connection with Manitowoc’s proposed acquisition of Enodis has today been obtained.

Enodis and Manitowoc have reached an agreement with the DOJ that will allow the completion of the Acquisition. Under the terms of the Proposed Final Judgment and the Hold Separate Stipulation and Order, which were signed and filed today in the U.S. Federal District Court in Washington, D.C., Enodis and Manitowoc have agreed to divest Enodis’ ice machine operations in the United States following completion of the Acquisition.

In order to become effective in accordance with its terms, the U.K. Court must now sanction the Scheme at the Scheme Court Hearing and subsequently confirm the associated Reduction of Capital at the Reduction Court Hearing. These hearings will take place on October 22, 2008 and October 24, 2008, respectively. Following the sanction of the Scheme and confirmation of the Reduction of Capital by the U.K. Court, it then is expected that the last day of dealings in Enodis Shares will be October 24, 2008 and the listing of Enodis Shares will be cancelled at 8:00 a.m. on October 27, 2008, the anticipated Effective Date of the Scheme. An expected timetable of principal events is set out in the Appendix to this announcement.

Enodis will shortly be posting a supplementary circular to Shareholders which will set out details of changes (if any) in circumstances since the date of the Meetings which the Directors consider to be sufficiently material to be brought to Scheme Shareholders’ attention, and further information regarding the antitrust clearance process that has now concluded. This supplementary circular will also confirm the dates of the Court Hearings and the anticipated Effective Date. If, in the opinion of the Directors, any changes in circumstances following the date of the Meetings are sufficiently material to the Scheme that the Scheme Shareholders should be given a further opportunity to approve the Scheme in the light of this new information, then the Directors will not seek the Court’s sanction until such approval is obtained and will seek the Court’s permission to convene further Meetings accordingly.

Terms defined in the Scheme Document shall have the same meaning(s) when used in this announcement.

Forward-looking Statements
This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the companies and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

–	unanticipated issues relating to the satisfaction of the other conditions precedent to the closing of the transaction;
–	unexpected issues that could impact the timing of the sanctioning of the Scheme; and
–	risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc and Enodis undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made.

Enquiries:
Rothschild (Financial Adviser to Enodis)
+44 (0) 20 7280 5000
Robert Leitao
Paul Simpson
Ravi Gupta

Financial Dynamics (PR Adviser to Enodis)
+44 (0) 20 7269 7186/7113
Richard Mountain
Andrew Lorenz

The Manitowoc Company, Inc.
Carl J. Laurino, Senior Vice President & Chief Financial Officer
+1 920 652 1720

JPMorgan Cazenove (Financial Adviser to Manitowoc)
+44 (0) 20 7588 2828
Mark Breuer
Dwayne Lysaght
Niklas Kloepfer

Rothschild, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Enodis and no one else in connection with the Final Offer and will not be responsible to anyone other than Enodis for providing the protections afforded to the customers of Rothschild nor for providing advice in relation to the Final Offer or any other matter referred to herein.

JPMorgan Cazenove, which is regulated in the United Kingdom by the Financial Services Authority, is acting for Manitowoc and MTW County and no one else in connection with the Acquisition and will not be responsible to anyone other than Manitowoc and MTW County for providing the protections afforded to customers of JPMorgan Cazenove or for providing advice in relation to the Acquisition or any other matter referred to in this document.

Appendix

Expected Timetable of Principal Events

EVENT	TIME and DATE
Supplementary Circular updating Enodis Shareholders on	October 14, 2008
the status of the Acquisition and expected timetable of
remaining principal events posted
Scheme Court Hearing (to sanction the Scheme)	October 22, 2008
Reduction Record Time	6:00 p.m. on October 23, 2008
Reduction Court Hearing (to confirm the Reduction of Capital)	October 24, 2008
Last day of dealings in, and for registration of	October 24, 2008
transfers of, and disablement in CREST of, Enodis shares
Scheme Record Time	6:00 p.m. on October 24, 2008
Effective Date	October 27, 2008
Cancellation of listing of Enodis Shares	8:00 a.m. on October 27, 2008
Latest date for despatch of cheques and crediting	November 10, 2008
of CREST accounts for cash consideration due under
the Scheme